Exhibit 99.1

CONFIDENTIAL FINAL

A. SCHULMAN

4Q11 CONFERENCE CALL SCRIPT

JOE GINGO

THANK YOU, JENNIFER, AND THANKS TO ALL OF YOU FOR JOINING US TODAY.

I’D LIKE TO BEGIN TODAY BY STRESSING TWO MAIN POINTS ABOUT OUR FULL YEAR AND FOURTH-QUARTER FISCAL 2011 RESULTS.

FIRST, WE ARE PLEASED WITH OUR OPERATIONAL AND FINANCIAL RESULTS FOR THE QUARTER AND THE YEAR. SALES, GROSS PROFIT, OPERATING INCOME AND MARGINS IMPROVED THROUGHOUT ALL OF OUR BUSINESS SEGMENTS – EMEA, THE AMERICAS AND ASIA-PACIFIC – DRIVEN BY SOLID DEMAND FOR OUR PRODUCTS AND THE STRENGTH OF OUR ORGANIZATION.

AT THE SAME TIME, I AM VERY PLEASED WITH THE EXCELLENT PROGRESS WE MADE THROUGHOUT THE FISCAL YEAR IN STRENGTHENING OUR COMPANY FOR THE LONG TERM.

WE CONTINUED TO REALIGN OUR MANUFACTURING CAPACITY TO BETTER UTILIZE OUR EXISTING ASSETS, SUCCESSFULLY INTEGRATED THE ACQUISITIONS WE MADE, IMPLEMENTED CONTINUOUS IMPROVEMENT INITIATIVES, AND INTRODUCED NUMEROUS NEW PRODUCTS. IT IS A TESTAMENT TO THE TALENT AND DEDICATION OF OUR ASSOCIATES THAT WE COULD DELIVER SUCCESSFUL RESULTS IN AN UNCERTAIN ECONOMIC ENVIRONMENT WHILE UNDERTAKING ACTION ON ALL OF THOSE INITIATIVES.

AS STATED, WE SAW CONTINUED SUCCESS WITH OUR ACQUISITION STRATEGY, WHICH HAS ALLOWED US TO EXPAND OUR GLOBAL OPERATIONS AND ENHANCE OUR CAPABILITIES TO SERVE GROWING, PROFITABLE AND HIGH-MARGIN MARKETS.

MOST RECENTLY, DURING THE FISCAL 2011 FOURTH QUARTER, WE ACQUIRED 51 PERCENT OF SURPLAST, A ROTATIONAL MOLDING COMPANY BASED IN ARGENTINA. THIS STRENGTHENS OUR POSITION IN THE GROWING ROTATIONAL MOLDING AND SPECIALTY POWDER MARKETS OF SOUTH AMERICA.

OUR PREVIOUS ACQUISITIONS – INCLUDING MASH IN BRAZIL IN THE FIRST QUARTER OF FISCAL 2011, AND ICO AND MCCANN IN FISCAL 2010 – ARE CONTRIBUTING SOLIDLY TO OUR GLOBAL GROWTH AND PROFITABILITY. AS A WHOLE, THESE ACQUISITIONS HAVE ALLOWED US TO STRENGTHEN OUR PRODUCT OFFERINGS AND OPPORTUNITIES IN SOUTH AMERICA AND ASIA, AS WELL AS MAKE FURTHER PROGRESS IN FOCUSING ON HIGHER-VALUE AND PROFITABLE PRODUCTS IN NORTH AMERICA AND EUROPE.

BUILDING ON THIS SUCCESSFUL TRACK RECORD, WE WILL CONTINUE TO PURSUE ACQUISITION OPPORTUNITIES THAT ARE ACCRETIVE AND VALUE-ADDED, AND FIT OUR GLOBAL GROWTH STRATEGY.

ON THE NEW PRODUCT FRONT, WE CONTINUE TO DRIVE MARKET-FOCUSED INNOVATION, AND GLOBAL COLLABORATION. WE ARE MAINTAINING POSITIVE MOMENTUM, AND NEW PRODUCTS INTRODUCED IN OUR MASTERBASTCH AND ENGINEERED PLASTICS PRODUCT FAMILIES OVER THE PAST THREE YEARS NOW ACCOUNT FOR APPROXIMATELY 36% OF OUR NET SALES.

WE CONTINUE OUR FOCUS ON OPPORTUNITIES THAT PLAY TO OUR CORE STRENGTHS IN ATTRACTIVE MARKETS THAT HAVE SUSTAINABLE GROWTH. RECENT SUCCESSES IN PACKAGING, A MAJOR MARKET FOR MASTERBATCH INCLUDE:

•	NEW ANTIMICROBIAL PRODUCTS FOR FOOD PACKAGING TO IMPROVE FOOD STORAGE AND SAFETY

•	ADDITIVES FOR HIGH PERFORMANCE APPLICATIONS, WHICH INCLUDE SPECIALTY FILMS, POUCHES, AND BOTTLES USING BIAXIALLY-ORIENTED PET TO GIVE IMPROVED STRENGTH, REDUCED WEIGHT, AND INCREASED SHELF LIFE AND,

•	PRODUCTS TO ENABLE PRODUCTION OF RENEWABLY-SOURCED PLASTICS FOR DURABLE AND COMPOSTABLE PACKAGING.

WE ARE ALSO USING OUR NEW PRODUCT ENGINE PROCESS TO AGGRESSIVELY IMPLEMENT NEW PRODUCTS WITH OUR TEAM IN ASIA, WHERE WE ARE ADDING NEW CAPABILITIES TO GROW OUR COLOR BUSINESS TO SERVE MAJOR PACKAGING OEM’S IN THE REGION.

IN OUR ENGINEERING PLASTICS PRODUCT FAMILY, WE HAVE LAUNCHED AN EXCITING NEW GLOBAL PRODUCT PLATFORM IN SPECIALTY NYLONS, SOLD UNDER OUR SCHULAMID BRAND, WHICH IS SHOWING SOLID SALES GROWTH IN EMEA, THE AMERICAS, AND ASIA PACIFIC. IT IS PROVING TO BE A COST-EFFECTIVE METAL REPLACEMENT IN THE, ELECTRONICS, INDUSTRIAL, AND TRANSPORTATION MARKETS.

IN SPECIALTY POWDERS, A. SCHULMAN IS ALSO EXPLORING OPPORTUNITIES FOR NEW PRODUCTS FOR NEW MANUFACTURING TECHNOLOGIES, ONE EXAMPLE IS, ADDITIVE MANUFACTURING, WHERE PARTS ARE PRODUCED BY LASER SINTERING OF FINE PLASTIC POWDERS FROM COMPUTERIZED 3D IMAGING SYSTEMS. PRODUCTS CURRENTLY BEING PRODUCED INCLUDE MEDICAL DEVICES, ELECTRONIC COMPONENTS, AEROSPACE PARTS, AND VARIOUS MECHANICAL DEVICES.

TURNING TO RESTRUCTURING, WE CONTINUED TO TAKE AGGRESSIVE STEPS TO REALIGN OUR OPERATIONS AND FURTHER OPTIMIZE OUR ASSETS DURING THE YEAR.

IN EUROPE, WE SUBSTANTIALLY COMPLETED THE RESTRUCTURING OF OUR CRUMLIN, SOUTH WALES PLANT, AND THE CONSOLIDATION OF OUR ITALIAN OPERATIONS TO COMBINE OUR MANUFACTURING CAPABILITIES AND BETTER SERVE THE LOCAL PLASTICS MARKETS. WE ALSO CONSOLIDATED OPERATIONS IN AUSTRALIA TO BECOME BETTER ALIGNED WITH CURRENT MARKET NEEDS.

IN NORTH AMERICA, WE ANNOUNCED PLANS TO CLOSE OUR NASHVILLE, TENNESSEE, PLANT BY THE END OF THE SECOND QUARTER OF FISCAL 2012, AND TO CONSOLIDATE MANUFACTURING TO OUR TWO OHIO SITES, TO BETTER MEET THE REQUIREMENTS OF THE HIGH-VALUE-ADDED COMPOUNDING MARKET. WE ALSO ANNOUNCED A $7 MILLION INVESTMENT IN OUR AKRON, OHIO, FACILITY TO ENHANCE OUR CAPABILITIES TO PRODUCE HIGHLY TECHNICAL AND HIGHER-VALUE SPECIALTY COMPOUNDS FOR THE NORTH AMERICAN MARKET.

WE WILL CONTINUE TO FOCUS ON CONTINUOUS IMPROVEMENT IN OUR ORGANIZATION WHILE CONTINUING TO REALIGN OUR MANUFACTURING CAPACITY TO EFFECTIVELY UTILIZE OUR EXISTING ASSETS, AND EXPANDING OUR PRODUCT OFFERINGS.

AS ALWAYS, OUR GOAL IS TO ACHIEVE OUTSTANDING SHAREHOLDER VALUE CREATION, REGARDLESS OF THE GLOBAL ECONOMIC AND MARKET ENVIRONMENT. WITH THAT GOAL IN MIND, WE WERE PLEASED TO ANNOUNCE ON OCTOBER 14 THAT WE WERE ABLE TO INCREASE OUR QUARTERLY DIVIDEND BY 10%, TO $0.17 PER COMMON SHARE. THIS REPRESENTS AN ANNUAL YIELD OF APPROXIMATELY [3.5] PERCENT, BASED ON OUR CURRENT STOCK PRICE.

THE DIVIDEND INCREASE AND SHARE REPURCHARE OF 1.6 MILLION SHARES OF COMMON STOCK, REFLECTS OUR HIGH LEVEL OF CONFIDENCE IN OUR STRONG CASH GENERATION AND THE LONG-TERM GROWTH PROSPECTS OF OUR BUSINESS.

IT ALSO CONFIRMS OUR CONTINUED COMMITMENT TO PROVIDING SHAREHOLDERS A STRONG RETURN AS PART OF OUR OVERALL VALUE CREATION STRATEGY.

ON THAT NOTE, I’D LIKE TO TURN THE CALL OVER TO JOE TO PROVIDE MORE DETAIL ON THE FOURTH-QUARTER FINANCIALS.

<<<<JOE LEVANDUSKI SPEAKS>>>>

THANK YOU.

REGARDING OUR ONGOING OUTLOOK, IF THE GLOBAL ECONOMY AND DEMAND REMAIN STEADY, WE ARE CONFIDENT THAT OUR RECENT ACTIONS WILL RESULT IN INCREASED PROFITABILITY FOR THE COMPANY IN FISCAL 2012. HOWEVER, WE LIVE WITH SIGNIFICANT VOLATILITY IN THE GLOBAL MACROECONOMIC ENVIRONMENT INCLUDING A RAW MATERIAL PRICING ENVIRONMENT THAT CHALLENGES US ON A DAILY BASIS.

TO ILLUSTRATE THIS VOLATILITY, IN EUROPE WE EXPERIENCED A VERY ROBUST JUNE, A DISMAL JULY, FOLLOWED BY A STRONG AUGUST RESULTING IN A GOOD QUARTER. AND WITHIN THE MONTH OF AUGUST ITSELF, OUR ORDER LEVELS VARIED DRAMATICALLY WEEK BY WEEK.

GIVEN THIS CLIMATE, WE HAVE DECIDED TO FOREGO PROVIDING SPECIFIC FINANCIAL GUIDANCE FOR FISCAL 2012. WE WILL CONTINUE TO UPDATE YOU WITH CHANGING TRENDS THROUGHOUT THE YEAR AND WILL CONTINUE TO PROVIDE APPROPRIATE UPDATES ON OUR 2015 LONG-TERM TARGETS, AS WELL AS ANY INTERIM DIRECTIONAL GUIDANCE THAT WE THINK WOULD BE BOTH APPROPRIATE AND MEANINGFUL TO YOUR MODELING.

NOW I WOULD LIKE TO OPEN THE CALL FOR YOUR QUESTIONS.

<<<<CLOSING COMMENTS AFTER ANSWERING ALL QUESTIONS>>>>

THANK YOU FOR JOINING US ON THIS CONFERENCE CALL AND FOR YOUR INTEREST IN A. SCHULMAN. WE LOOK FORWARD TO UPDATING YOU AGAIN NEXT QUARTER AS OUR PROGRESS CONTINUES.

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